UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):April 1, 2026

MISSION PRODUCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39561	95-3847744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2710 Camino Del Sol, Oxnard, CA	93030
(Address of Principal Executive Offices)	(Zip Code)

(805) 981-3650

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Series A Junior Participating Preferred Stock, par value $0.001 per share	AVO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 1, 2026 (the “Closing Date”), Mission Produce, Inc. (the “Company”) and certain direct and indirect subsidiaries of the Company (such subsidiaries, the “Guarantors”, and together with the Company, the “Loan Parties”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent (the “Administrative Agent”), BofA Securities, Inc. and AgWest Farm Credit, PCA, as joint lead arrangers and bookrunners, AgWest Farm Credit, PCA and JPMorgan Chase Bank, N.A., as co-syndication agents, City National Bank and ING Capital, LLC, as co-documentation agents, and the other lenders from time to time party thereto (the “Lenders”), which amends and restates that certain Credit Agreement, dated as of October 11, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Closing Date), by and among the Company, the guarantors party thereto, the lenders party thereto, and Bank of America, as the administrative agent.

The Credit Agreement provides senior secured credit facilities in an aggregate principal amount of $550 million, consisting of:

•

a $200 million revolving facility denominated in U.S. dollars (the “Revolving Facility”), which will include a $25 million sublimit for the issuance of standby letters of credit denominated in U.S. dollars and a $20 million sublimit for swingline loans denominated in U.S. dollars;

•

a $200 million term loan facility, $50 million of which was drawn on the Closing Date, with the remainder available to be drawn on the Cantaloupe Acquisition Funding Date (as defined in the Credit Agreement), in U.S. dollars (the “Term A-1 Facility”); and

•

a $150 million term loan facility, $50 million of which was drawn on the Closing Date, with the remainder available to be drawn on the Cantaloupe Acquisition Funding Date, in U.S. dollars (the “Term A-2 Facility” and, together with the Term A-1 Facility, the “Term Loan Facilities”; the Term Loan Facilities together with the Revolving Facility, the “Senior Credit Facility”).

The portion of the Term Loan Facilities that is drawn on the Cantaloupe Acquisition Funding Date will be used, among other things, to finance a portion of the purchase price for the acquisition by the Company of 100% of the equity interests of Calavo Growers, Inc., a California corporation (“Calavo” and such acquisition of Calavo, the “Acquisition”) and to refinance certain indebtedness of Calavo and its subsidiaries.

The Senior Credit Facility also includes an accordion feature which allows the Company, subject to certain conditions, to increase the borrowings thereunder by up to $150 million, with applicable lender approval.

Under the Credit Agreement, borrowings will bear interest at (a) until delivery of the compliance certificate for the first fiscal quarter following the Closing Date, (i) 1.50% per annum, in the case of Term SOFR Loans (as defined in the Credit Agreement) under the Revolving Facility and Term SOFR Loans under the Term A-1 Facility, (ii) 0.50% per annum, in the case of Base Rate Loans (as defined in the Credit Agreement) under the Revolving Facility and Base Rate Loans under the Term A-1 Facility, (iii) 1.75% per annum, in the case of Term SOFR Loans under the Term A-2 Facility, and (iv) 0.75% per annum, in the case of Base Rate Loans under the Term A-2 Facility, and (b) thereafter, a percentage per annum to be determined in accordance with the pricing grid set forth below, based on the Company’s consolidated total net leverage ratio:

		Revolving Facility and Term A-1 Facility		Term A-2 Facility
Pricing Tier	Consolidated Total Net Leverage Ratio	Term SOFR Loans	Base Rate Loans	Term SOFR Loans	Base Rate Loans
I	> 3.00 to 1.0	2.25%	1.25%	2.50%	1.50%
II	≤ 3.00 to 1.0 but > 2.25 to 1.0	2.00%	1.00%	2.25%	1.25%
III	≤ 2.25 to 1.0 but > 1.50 to 1.0	1.75%	0.75%	2.00%	1.00%
IV	≤ 1.50 to 1.0	1.50%	0.50%	1.75%	0.75%

Each of the Revolving Facility and the Term A-1 Facility matures on April 1, 2031 and the Term A-2 Facility matures on April 1, 2033.

The Company pays fees on unused commitments under the Revolving Facility at rates ranging from 0.175% to 0.300% per annum depending upon the Company’s consolidated total net leverage ratio.

The Credit Agreement contains customary representations and warranties, events of default, financial tests, and affirmative and negative covenants, including financial covenants to maintain (i) a maximum consolidated total net leverage ratio of not greater than 3.50 to 1.00 and (ii) a minimum consolidated fixed charge coverage ratio of not less than 1.25 to 1.00.

The Senior Credit Facility is secured by substantially all of the assets of the Company and the Guarantors, including real property, personal property and the capital stock of certain of the Company’s subsidiaries, subject to customary carveouts and exclusions.

The Guarantors under the Credit Agreement irrevocably and unconditionally guarantee due and punctual payment and performance to the lenders under the Credit Agreement and agree to punctually pay or perform such obligations unconditionally upon demand.

The foregoing summary description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of April 1, 2026, by and among Mission Produce, Inc., as borrower, certain direct and indirect subsidiaries of the Company, as guarantors, Bank of America, N.A., as administrative agent, and the other lenders from time to time party thereto.

104	Cover Page Interactive Data File, formatted in Inline XBRL.

*

Schedules, exhibits, and similar supporting attachments or agreements are omitted pursuant to Item 601(b)(2) of Regulation S-K. Mission Produce, Inc. agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mission Produce, Inc.

Date: April 1, 2026	By:	/s/ Stephen J. Barnard
	Name:	Stephen J. Barnard
	Title:	Chief Executive Officer